Certification of Chief Executive and Financial Officer of

Avicenna Global Corp. Pursuant to 18 U.S.C. 1350

I, Ummer Veedu, certify that:

In connection with the Annual Report on Form 10-K of Avicenna Global Corp. (the “Company”) for the period ended November 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ummer Veedu, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Date: March 15, 2011	/s/ Ummer Veedu Ummer Veedu Chief Executive Officer and Chief Financial Officer